[ LOGO OF STATE OF NEVADA ] DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT (Pursuant to NRS 78.385 and 78.390)

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation : ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

2.	The articles have been amended as follows:

The authorized capital be increased on a 1 for 2 basis from 75,000,000 shares to 150,000 shares par value $ 0.001. 5,000,000 of the shares are to be reserved as Preferred Shares and the balance of 145,000 as Common Shares.

The issued and outstanding shares of the Company be increased on a 1 for 2 basis from 24,000,000 common shares to 48,000,000 common shares, par value $ 0.001.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at lease a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 73.75%.

4.	Effective date of filing (optional):

5.	Officer Signature: /s/ Dudley Delapenha